EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements on Form S-3 (File No.’s 333-89347, 333-85219, 333-85061, 333-42532, 333-72282 and 333-90628) and Form S-8 (File No.’s 333-45253, 333-64525, 333-46589, 333-52799, 333-72425, 333-79007, 333-52805, 333-56133, 333-08775, 333-37041, 333-33943, 333-18975, 333-18977, 333-08783, 333-81751, 333-87685, 333-88201, 333-87151, 333-84981, 333-80267, 333-08789, 333-08793, 333-08801, 333-23043, 333-42475, 333-31400, 333-31738, 333-40992, 333-43184 and 333-64188) of Lucent Technologies Inc. of our report dated October 23, 2002, except for the second paragraph of Note 4, the third paragraph of Note 10 and the first paragraph of Note 12, as to which the date is December 4, 2002 relating to the consolidated financial statements, which appears in the Annual Report to Shareowners, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated October 23, 2002, except for the second paragraph of Note 4, the third paragraph of Note 10 and the first paragraph of Note 12, as to which the date is December 4, 2002 relating to the financial statement schedule, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP
NEW YORK, NEW YORK
DECEMBER 12, 2002